UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 —Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On August 31, 2018, Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services Inc. and Aspen Bermuda Limited entered into an Outsourcing Agreement (the “Agreement”) with Cognizant Worldwide Limited, a company registered in England (“Cognizant”). Pursuant to the Agreement, Cognizant will provide Aspen Insurance Holdings Limited and its subsidiaries (collectively, “Aspen”) with information technology services to enable Aspen to deliver greater operating effectiveness and efficiencies. The Agreement is effective August 31, 2018 and shall have an initial term period of five years from October 1, 2018. Aspen has the right to extend the Agreement for an additional two year term.

The Agreement has minimum service levels that Cognizant must meet or exceed. Cognizant will progressively assume responsibility for these services during a phased transition period that will extend over nine months in line with a transition plan. Certain of Aspen’s employees will become employees of Cognizant.

The compensation structure under the Agreement includes a combination of fixed and variable fees which may fluctuate, as set forth in the Agreement, based on Aspen’s actual use of Cognizant’s services. Based on the currently projected usage of services, Aspen expects to pay Cognizant approximately $65 million during the initial five-year term of the Agreement. Additionally, Aspen has the right to periodically compare the charges under the Agreement to the market prices for comparable services.

The Agreement contains customary representations and warranties and indemnity, termination and default provisions. The Agreement contains both general and specific liability caps which limits Aspen’s liability under the Agreement to a percentage of annual charges or a fixed cap and, in the case of Cognizant, to the greater of a percentage of annual charges or various fixed caps for specific breaches.

Aspen may terminate the Agreement for any reason by providing ninety days’ prior written notice. In addition, Aspen may terminate the Agreement as a result of, among other things, a material breach if not cured within a specified time, insolvency, persistent breaches, failure to meet key milestones, material adverse change as defined in the Agreement or particular circumstances constituting a change in control.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the Agreement which is filed as Exhibit 10.1.

Safe Harbor for Forward-Looking Statements

Some of the statements in this Form 8-K include forward-looking statements which reflect Aspen’s current views with respect to future financial or operating performance. Statements that include the words “expect,” “assume,” “objective,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “estimate,” “may,” “continue,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the U.S. federal securities laws or otherwise.  Aspen intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. For a more detailed description of these uncertainties, please refer to Item 1A, Risk Factors, in Aspen’s Annual Report on Form 10-K filed for the year ended December 31, 2017 as filed with the U.S. Securities and Exchange Commission.

Aspen undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit (portions of which have been omitted pursuant to a request for confidential treatment) is filed as part of this report:

10.1	Outsourcing Agreement, dated August 31, 2018, between Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services Inc., Aspen Bermuda Limited and Cognizant Worldwide Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: September 7, 2018	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Group Chief Financial Officer